Exhibit 10.1

ASSUMPTION AND GENERAL AMENDMENT OF COMPANY PLANS

This Assumption and General Amendment of Company Plans (this “Assumption Agreement”) is made and entered into as of this 1st day of July, 2011, by and among Interactive Intelligence, Inc., an Indiana corporation (“Interactive Intelligence”) and Interactive Intelligence Group, Inc., an Indiana corporation (“ININ Group”).

RECITALS

WHEREAS, Interactive Intelligence, ININ Group and ININ Corp., an Indiana corporation, are parties to that certain Agreement and Plan of Reorganization, dated as of April 11, 2011 (the “Reorganization Agreement”), pursuant to which ININ Group will become the ultimate parent of Interactive Intelligence through the merger of ININ Corp. with and into Interactive Intelligence (the “Merger”);

WHEREAS, Interactive Intelligence will be the surviving corporation in the Merger and will become a wholly-owned direct subsidiary of ININ Group, upon the terms and subject to the conditions set forth in the Reorganization Agreement, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of Interactive Intelligence (“Interactive Intelligence Common Stock”) shall be converted into one share of common stock, par value $0.01 per share of ININ Group (“ININ Group Common Stock”);

 WHEREAS, Interactive Intelligence currently maintains and sponsors the (i) Interactive Intelligence, Inc. 2006 Equity Incentive Plan, as amended, (ii) Amended 1999 Stock Option and Incentive Plan, (iii) Amended Outside Directors Stock Option Plan, and (iv) Amended Interactive Intelligence, Inc. Employee Stock Purchase Plan (collectively, the “Company Plans”);

WHEREAS, the Reorganization Agreement provides that, at the effective time of the Merger (the “Effective Time”), (i) ININ Group shall assume and agree to perform all obligations of Interactive Intelligence under the Company Plans, each stock option, restricted stock unit and other agreement entered into pursuant to the Company Plans and each outstanding award granted under the Company Plans, (ii) all unexercised and unexpired options to purchase Interactive Intelligence Common Stock or restricted stock units then outstanding or other rights to acquire Interactive Intelligence Common Stock under the Company Plans, whether or not then exercisable, shall be assumed by ININ Group, and (iii) each award assumed by ININ Group shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated thereby) and per share exercise price), except that each award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of ININ Group Common Stock equal to the number of shares of Interactive Intelligence Common Stock that were subject to such award immediately prior to the Effective Time;

WHEREAS, all stock options, restricted stock units or other awards issued or rights under the Company Plans after the Effective Time shall entitle the holder thereof to purchase or receive ININ Group Common Stock in accordance with the terms of the Company Plans; and

WHEREAS, the approval of the Merger by the shareholders of Interactive Intelligence also constituted such shareholders’ approval of this Assumption Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Interactive Intelligence hereby assigns, transfers, conveys and sets over unto ININ Group all of Interactive Intelligence’s rights, title, interests as well as duties, obligations, and responsibilities under the Company Plans and any and all applicable stock option, restricted stock unit or other agreements related thereto and awards granted thereunder.

2.           ININ Group, as the successor to Interactive Intelligence, hereby accepts and assumes all of Interactive Intelligence’s rights, title, interests, duties, obligations, responsibilities and liabilities under the Company Plans and any applicable stock option, restricted stock unit or other agreement related thereto or award granted thereunder to the same extent as though it had originally been named a party thereto and from the respective dates that such Company Plans were originally entered into and agrees to observe, perform and fulfill all of the terms and conditions of the Company Plans and any applicable stock option, restricted stock unit or other agreement related thereto and award granted thereunder to the same extent as if it had been originally named as a party thereto.

 3.           Interactive Intelligence and ININ Group hereby agree that each reference to “Interactive Intelligence, Inc.” in any Company Plan and any applicable stock option, restricted stock unit and other agreement related thereto is hereby deleted and “Interactive Intelligence Group, Inc.” is hereby substituted in place of such deleted reference, and each direct or indirect reference to Interactive Intelligence Common Stock in any Company Plan and any applicable stock option, restricted stock unit and other agreement related thereto is hereby deleted and ININ Group Common Stock is hereby substituted in place of such deleted reference.

4.           As amended hereby, each affected Company Plan and each applicable stock option, restricted stock unit and other agreement related thereto is specifically ratified and reaffirmed.

5.           This Assumption Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has executed this Assumption Agreement, by its duly authorized officer, as of the day and year first above written.

INTERACTIVE INTELLIGENCE, INC.

By:	/s/ Stephen R. Head
Name:	Stephen R. Head
Its:	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

INTERACTIVE INTELLIGENCE GROUP, INC.

By:	/s/ Stephen R. Head
Name:	Stephen R. Head
Its:	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer